UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

VIRIOS THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Virios Therapeutics, Inc.

44 Milton Avenue

Alpharetta, GA 30009

April 28, 2021

To our Stockholders:

You are cordially invited to attend our 2021 Annual Meeting of Stockholders on Wednesday, June 22, 2021 at 11:00 a.m. Eastern Time (the “Annual Meeting”) to be held as a virtual meeting at www.virtualshareholdermeeting.com/VIRI2021.

If you attend the Annual Meeting, you will be able to vote and submit questions during the meeting by using the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. We are pleased to furnish proxy materials to stockholders primarily over the Internet. We will commence mailing to our stockholders on or about April 28, 2021 a Notice of Internet Availability of Proxy Materials containing instructions on how to access the electronic copies of our 2021 Proxy Statement and our 2020 Annual Report on Form 10-K (the “Annual Report”) and how to vote online. Internet distribution of our proxy materials expedites receipt by stockholders, lowers the cost of the Annual Meeting, and conserves natural resources. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you choose to receive your Annual Meeting materials by mail, the notice of the Annual Meeting, Proxy Statement, the Annual Report and proxy card from our Board of Directors will be enclosed.

Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting. Your vote is important, and we strongly urge all stockholders to vote their shares. For most items, including the election of directors, your shares will not be voted unless you provide voting instructions via the Internet or by returning a proxy card or voting instruction card. We encourage you to vote promptly, even if you plan to attend the Annual Meeting.

Best regards,
/s/ Greg Duncan
Greg Duncan
Chairman and Chief Executive Officer

Virios Therapeutics, Inc.

44 Milton Avenue

Alpharetta, GA 30009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 22, 2021

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Virios Therapeutics, Inc. will be held virtually at http://www.virtualshareholdermeeting.com/VIRI2021 on Tuesday, June 22, 2021, at 11:00 a.m. Eastern Time, to consider and vote on the following matters described in the accompanying Proxy Statement:

1.	The election of the seven director nominees named in the accompanying Proxy Statement;
2.	Ratification of the selection of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	Transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors unanimously recommends that you vote “FOR” the election of all of the director nominees (Proposal 1) and “FOR” the proposal to ratify Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2).

The Board of Directors has fixed April 26, 2021, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

In accordance with Securities and Exchange Commission rules, we are furnishing these proxy materials and our 2020 Annual Report on Form 10-K via the Internet. On or about April 28, 2021, we mailed to stockholders as of the record date a notice with instructions on how to access our Annual Meeting materials and how to vote via the Internet, by mail or telephone.

By Order of the Board of Directors,
/s/ Greg Duncan
Greg Duncan
Chairman and Chief Executive Officer

Alpharetta, Georgia

April 28, 2021

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS.

This Proxy Statement and the proxy card are being furnished to our stockholders on or about April 28, 2021. This Proxy Statement and our 2020 Annual Report are available to holders of our common stock at www.ProxyVote.com. If you would like to receive, without charge, a paper copy of our 2020 Annual Report, including the financial statements, please send your request to Chief Financial Officer, Virios Therapeutics, Inc., 44 Milton Avenue, Alpharetta, GA 30009.

i

Virios Therapeutics, Inc.

44 Milton Avenue

Alpharetta, Georgia 30009

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 22, 2021

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON TUESDAY, JUNE 22, 2021: Copies of this Proxy Statement and the accompanying form of proxy card, and 2020 Annual Report on Form 10-K (the “Annual Report”) are available at www.ProxyVote.com, using your 16-digit control number provided on the Notice of Internet Availability of Proxy Materials you received in the mail. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET: www.ProxyVote.com
2)	BY TELEPHONE: 1-800-579-1639
3)	BY E-MAIL*: sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please include your 16-digit control number provided on the Notice of Internet Availability of Proxy Materials in the subject line.

This Proxy Statement and the accompanying proxy card, the foregoing Notice of Internet Availability of Proxy Materials and the Annual Report are intended to be sent or given to stockholders of Virios Therapeutics, Inc. (the “Company,” “Virios,” “we,” “us” or “our”) on or about April 28, 2021, in connection with the solicitation of proxies on behalf of our Board of Directors (our “Board”) for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Tuesday, June 22, 2021, at 11:00 a.m. Eastern Time, virtually at http://www.virtualshareholdermeeting.com/VIRI2021, and at any adjournment or postponement thereof.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	Why am I receiving these materials?
A:

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares. Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent the Notice of Internet Availability of Proxy Materials to all of our stockholders as of the close of business on April 26, 2021 (the “Record Date”). The Notice of Internet Availability of Proxy Materials includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice of Internet Availability of Proxy Materials, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Q:	What is included in these materials?
A:	These materials include:
•	this Proxy Statement for the Annual Meeting;
•	a proxy card for the Annual Meeting; and
•	the Annual Report on Form 10-K.

Q:	Who is entitled to vote?
A:

Only stockholders of record as of the Record Date shall be entitled to notice of, and to vote at, the Annual Meeting. During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call our Corporate Secretary, at 866-620-8655 to arrange an inspection. The list will also be available on request during the Annual Meeting.

Q:	How many shares of common stock can vote?
A:

There were 8,330,390 shares of our common stock outstanding as of the Record Date. Each stockholder entitled to vote at the Annual Meeting may cast one vote for each share of common stock owned by such stockholder that has voting power upon each matter considered at the Annual Meeting. Our stockholders do not have the right to cumulate their votes in elections of directors.

Q:	What may I vote on?
A:	You may vote on the following matters:
1.	the election of seven directors who have been nominated to serve on our Board;

2.	the ratification of the selection of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

3.	any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Q:	Will any other business be presented for action by stockholders at the Annual Meeting?
A:

Management knows of no business that will be presented at the Annual Meeting other than Proposals 1 and 2. If any other matter properly comes before the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter.

Q:	How does the Board recommend that I vote on each of the proposals?
A:

Our Board recommends a vote “FOR” each of the director nominees, and “FOR” the ratification of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Q:	How do I vote my shares?
A:

The answer depends on whether you own your shares of common stock of the Company directly (that is, you hold shares that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own shares of the Company directly (i.e., you are a “registered stockholder”): your proxy is being solicited directly by us, and you can vote by Internet, by telephone, by mail or you can vote at our Annual Meeting. You are encouraged to vote prior to the Annual Meeting to ensure that your shares will be represented.

If you wish to vote by Internet, before the meeting, go to www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you wish to vote by telephone, call 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and follow the instructions.

If you wish to vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” each of the seven director nominees, “FOR” the ratification of Dixon Hughes Goodman, LLP as our independent registered public accounting firm, and, in their discretion, on any other matter that properly comes before the Annual Meeting. Unsigned proxy cards will not be counted.

If you wish to vote at the Annual Meeting, you will be able to vote your shares by entering the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials when you log into the meeting at www.virtualshareholdermeeting.com/VIRI2021.

If you hold your shares of the Company through a broker, bank or other nominee, you will be able to voter your shares by entering the 16-digit control number found on your voter instruction form when you lot into the meeting.

Even if you plan to virtually attend the Annual Meeting, we recommend that you vote in advance so that your vote will be counted if you later decide not to attend the Annual Meeting. You may also be able to vote by telephone, via the Internet, or at the Annual Meeting, depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card and see “What do I need to do to attend the Annual Meeting virtually?” below for information about voting in these ways. See also “What is the effect if I fail to give voting instructions to my broker or other nominee?” below.

Q:	What are the procedures for attending and participating in the Annual Meeting?
A:

The Annual Meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/VIRI2021. You are entitled to attend our Annual Meeting only if you were a stockholder as of the Record Date. To gain admission to and vote at the Annual Meeting, you must enter the 16-digit control number found on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number and voting at the virtual meeting. The Annual Meeting will include a question and answer session. Questions may be submitted during the Annual Meeting through the virtual meeting website, www.virtualshareholdermeeting.com/VIRI2021. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional topics.

Online check-in to the Annual Meeting will begin at 10:45 a.m. Eastern Time, and we encourage stockholders to log in early to allow ample time to test their computer audio system. If you experience technical difficulties, please contact the technical support telephone number posted on www.virtualshareholdermeeting.com/VIRI2021. Whether or not you choose to participate in the Annual Meeting, it is important that your shares be part of the voting process. In addition, even if you plan to attend the Annual Meeting, we encourage you to return your proxy card or provide your bank, broker or other institution with voting instructions, before the Annual Meeting in order to ensure that your shares are represented.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a Control Number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.ProxyVote.com.

Q:	Will I have the same participation rights in this virtual-only stockholder meeting as I would have at an in-person stockholder meeting?
A:

Yes. If you register to attend, and attend, the Annual Meeting pursuant to the instructions above, you will be able to vote online during the Annual Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and answered by the speakers.

Q:	What is a proxy?
A:

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Greg Duncan and Angela Walsh. They may act together or individually on your behalf and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Annual Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q:	What is the effect if I fail to give voting instructions to my broker or other nominee?
A:

If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for Proposal 1 and Proposal 2 in order for your shares to be counted. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. If you hold your shares in street name, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee in how to vote your shares. We encourage you to provide voting instructions to your broker, bank or other nominee.

Brokers, banks or other nominees that are member firms of the Nasdaq Capital Market and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, banks or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to non-routine matters, including the election of directors. With respect to non-routine matters, if beneficial owners do not provide voting instructions, these are called “broker non-votes.”

In the event of a broker non-vote, such beneficial owners’ shares will be included in determining whether a quorum is present, but otherwise will not be counted. In addition, abstentions will be included in determining whether a quorum is present but otherwise will not be counted. Thus, a broker non-vote or an abstention will make a quorum more readily obtainable, but a broker non-vote or an abstention will not otherwise affect the outcome of a vote on a proposal that requires a plurality of the votes cast, and a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast. An abstention with respect to a proposal that requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote will, however, have the same effect as a vote against the proposal. See “What vote is required to approve each proposal?” below.

We encourage you to provide voting instructions to the organization that holds your shares.

Q:	What if I want to change my vote or revoke my proxy?
A:

A registered stockholder may change his or her vote or revoke his or her proxy at any time before the Annual Meeting by (i) going to http://www.virtualshareholdermeeting.com/VIRI2021 and log in using your 16-digit control number provided on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form, (ii) attending and voting at the Annual Meeting, or (iii) submitting a later dated proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by mail or at the Annual Meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:	What is a quorum?
A:

The holders of one-third of the 8,330,390 shares of common stock outstanding as of the Record Date, either present or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance the Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting until a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q:	What vote is required to approve each proposal?

A:

Proposal 1: Election of directors: A plurality of the votes cast at the Annual Meeting is required for the election of directors. This means that the seven director nominees with the most votes for a particular director seat are elected to that seat. You may choose to vote or withhold your vote for such nominees. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of a director will not be voted with respect to the director indicated and will have no impact on the election of directors, although it will be counted for the purposes of determining whether there is a quorum.

Proposal 2: Ratification of our independent registered public accounting firm: A majority of the shares of stock that are present or represented by proxy and entitled to vote at the Annual Meeting must be voted in favor of the proposal. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present or represented by proxy and entitled to vote. Accordingly, if you choose to “ABSTAIN” with respect to either proposal, your abstention has the same effect as a vote “AGAINST.”

Q:	What if additional proposals are presented at the Annual Meeting?
A:

We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

Q:	Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?
A:

Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our directors will receive compensation for such service as described later in this Proxy Statement under the heading “Executive and Director Compensation.”

Q:	How many shares do the directors and officers of the Company beneficially own, and how do they plan to vote their shares?
A:

Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within 60 days following the Record Date) of approximately 18.6% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the seven director nominees set forth in this Proxy Statement and in favor of the ratification of the selection of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Q:	Who will count the votes?
A:	A representative of Broadridge will count the votes cast at the Annual Meeting and by proxy and will serve as the inspector of election.

Q:	Who can attend the Annual Meeting?
A:	All stockholders as of the Record Date are invited to attend the Annual Meeting.
Q:	Are there any expenses associated with collecting the stockholder votes?
A:

We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. Officers and other employees of the Company may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:	Where can you find the voting results?
A:	Voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.
Q:	Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?
A:

Dixon Hughes Goodman, LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2020 and audited our financial statements for such fiscal year. Dixon Hughes Goodman, LLP has been selected by our Audit Committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2021. We expect that one or more representatives of Dixon Hughes Goodman, LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting.

Q:	Why are you being asked to ratify the selection of Dixon Hughes Goodman, LLP?
A:

Although stockholder approval of our Audit Committee’s selection of Dixon Hughes Goodman, LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of Dixon Hughes Goodman, LLP, but will not be required to take any action.

BOARD OF DIRECTORS

Our Board currently consists of seven members. Upon election of the nominees for director below at the Annual Meeting, our Board will continue to consist of seven members. Biographical information regarding the business experience of each of our directors and the primary aspects of each of our directors’ experience, qualifications, attributes or skills that led to the conclusion that each of our directors should serve on our Board is set forth below:

	Director				Board Committees
Name	Since	Age	Independent	Position	Audit	Compensation	Nominating
Greg Duncan	2018	56		Chairman of the Board and CEO
Richard Burch	2020	64		Director
Abel De La Rosa, Ph.D.	2020	58	√	Director	√	√
David Keefer	2018	68	√	Director	√	√	√
William L. Pridgen, M.D.	2020	60		Founder and Director
John C. Thomas, Jr.	2020	67	√	Director	√
Richard J. Whitley, M.D.	2020	75	√	Director		√	√

Nominees for Election to the Board of Directors for a Term Expiring at the 2022 Annual Meeting

Greg Duncan

Mr. Duncan has served as a member of our Board since 2018, as CEO since April 2020 and Chairman of the Board since July 2020. Since November 2020, Mr. Duncan has served as a director of CorMedix Inc. (NYSE American: CRMD) a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of infectious and inflammatory diseases. Previously, from January 2014 to March 2020, Mr. Duncan was President and Chief Executive Officer of Celtaxsys, Inc., a privately held biotech company focused on developing anti-inflammatory medicines for rare disease where he scaled the required capital to build out the organizational capability to advance both pre-clinical and clinical development candidates. Prior to Celtaxsys, from 2007 to 2013, Mr. Duncan served as a President at Belgium based UCB, a specialty pharma entity developing and commercializing medicines for immunologic and central nervous system disorders, including serving as an Executive Committee Member for three years. Before joining UCB, from 1989 to 2007, Mr. Duncan was employed at Pfizer, Inc. During his tenure at Pfizer, he held several executive U.S. and international appointments, including President of Pfizer’s $2B Latin America Operations and SVP of U.S. Marketing. His operational teams had accountability for the launches of many pharmaceutical brands including Lipitor, Zoloft, Viagra, Celebrex, Aricept, Lyrica, Cimzia, Zithromax (ZPack), Diflucan, Sutent, Rebif and Vimpat. In addition, Mr. Duncan has served as director for Biotie Therapeutics, the American Psychiatric Foundation, Bio International Organization (BIO), Southeast BIO (SEBIO and the Georgia Bio industry association groups. Greg holds a Master’s Degree in Business Administration from Emory University in Atlanta, GA, and a Bachelor’s Degree in Economics from the State University of New York in Albany, NY.

We believe that Mr. Duncan is qualified to serve on our board of directors due to his significant experience in the pharmaceutical industry and the development of candidates.

Richard Burch

Mr. Burch was our President from January 2014 to December 2020. Upon completion of our IPO, Mr. Burch resigned as President and joined our Board. Prior to joining the Company, Mr. Burch worked at Pfizer from 1979 to 2009 starting as a sales rep and working his way up to Senior Vice President overseeing numerous divisions with more than 6,500 employees. He was accountable for $11.5 billion in revenue and had responsibilities in launching or managing over 20 pharmaceutical products, including blockbuster brands such as Celebrex, Lyrica, Aricept, Zoloft, Rebif, Zithromax and Lipitor. Following his tenure at Pfizer, Mr. Burch was named Vice President and General Manager for UCB, Inc., overseeing all operations for the US CNS Business Unit including P&L management and responsibility for pipeline and in-line portfolio of CNS products. Mr. Burch currently serves on the University of Alabama Business School Board and is a member of the University of Alabama President’s Cabinet and on the Executive Committee for the DCH Health System Foundation Board. Mr. Burch received a Bachelor’s Degree in Marketing from the University of Alabama and certification from the Finance and Accounting Department of Columbia University’s Graduate School of Business.

We believe that Mr. Burch is qualified to serve on our board of directors due to his significant experience as an executive in the pharmaceutical industry.

Abel De La Rosa, Ph.D.

Dr. De La Rosa has served as a member of our Board since December 2020. Dr. De La Rosa is the Chairman of the Board of Directors and co-founder of Antios Therapeutics. He was most recently Antios’ chief executive officer and led it from an early stage idea to a clinical-stage bio pharmaceutical company. Dr. De La Rosa was a member of the board of directors of Celtaxsys, Inc. from 2012- 2020. Also, he was the Chief Scientific Officer of Drug Innovation Ventures at Emory (DRIVE) and the Emory Institute for Drug Development (EIDD) from 2012 to 2018, focused on the discovery and development of antiviral drugs for the treatment of viral diseases of unmet medical need and global concern. Prior to joining Emory University, Dr. De La Rosa was Senior Vice President of Business Development and Scientific Affairs at Pharmasset, from 2002 until its acquisition by Gilead Sciences (Nasdaq: GILD) for $11 billion in 2012, he was responsible for licensing, strategic transactions, and alliance management of collaborations and partnerships with pharmaceutical companies and universities. Prior to Pharmasset, Dr. De La Rosa held both scientific and business positions at Visible Genetics, Innogenetics, Boston Biomedica, and Digene. He is an inventor and author on several U.S. patents and publications relating to molecular diagnostic methods, techniques and therapeutics for infectious diseases and cancer. Dr. De La Rosa earned a Fogarty Fellowship and an Intramural Research Training Award Fellowship from the National Institutes of Health, where he completed post-doctoral training in the Laboratory of Biochemistry and the Laboratory of Pathology of the National Cancer Institute. He holds a Bachelor’s Degree in Microbiology from the University of California, San Diego, and a Ph.D. in Microbiology from Miami University.

We believe that Dr. De La Rosa is qualified to serve on our board of directors due to his significant knowledge and experience in the pharmaceutical industry and his experience as an officer and director in the pharmaceutical industry.

David Keefer

Mr. Keefer has served as a member of our Board since 2018. Mr. Keefer is a 30-year industry veteran with broad-based experience in leading commercial operations. In addition, he is engaged in the nutraceutical area with a healthy energy supplements and drinks company. Mr. Keefer has been a visionary leader in the health care industry with a proven track record of success. He is a seven-time winner of Pharma Voice’s top 100 leaders in healthcare. Mr. Keefer has held executive roles at Biovail, Pharmacia, Pfizer, Wyeth and Publicis Health. Roles including CEO, Chief Global Development Officer, Chief Commercial Officer, and other commercial focused roles in marketing and communications. Most recently, Mr. Keefer had overall responsibility for Global Business Development for Publics Health, the world’s largest global health focused organization offering marketing, communications, and personal message delivery solutions to the life sciences market.

We believe that Mr. Keefer is qualified to serve on our board of directors due to is his significant knowledge and experience in the pharmaceutical industry as an executive and a director.

William L. Pridgen, M.D.

Dr. Pridgen has served as a member of our Board since 2020. Dr. Pridgen founded the Company in 2012 and served as Chief Executive Officer from 2012 to April 2020. Dr. Pridgen is a board- certified surgeon practicing with Tuscaloosa Surgical Associates, P.C. in Tuscaloosa, Alabama. Dr. Pridgen obtained his B.S. in Biology from Rhodes College, attending the medical school and completing his surgical residency at the University of Tennessee College of Medicine. Dr. Pridgen is certified in general surgery and is a fellow of the American College of Surgeons. Dr. Pridgen has spent nearly 20 years searching for effective treatments in IBS, FM, and MECFS, and served as a physician and surgeon in the United States Navy for five years.

We believe that Dr. Pridgen is qualified to serve on our board of directors due to him being the founder of this company and his significant knowledge and experience in the pharmaceutical industry and in treatments for FM.

John C. Thomas, Jr.

Mr. Thomas has served as a member of our Board since December 2020. Mr. Thomas has served as the Chief Financial Officer and Secretary of SmartPharm Therapeutics, Inc, a genetic research and development company. In late 2017, Mr. Thomas rejoined DemeRx, Inc., a privately held company developing non-additive treatments for drug addiction, as the Chief Financial Officer after previously being the Chief Financial Officer from 2010 to 2013. Since April 2014, Mr. Thomas has served as a director of NantKwest, Inc. (Nasdaq: NK) and is chairperson of the audit committee and a member of the compensation committee. From 2001 until 2018, Mr. Thomas served as Chief Financial Officer and Secretary, and from 2001 to 2016 as a director of CorMatrix Cardiovascular, a privately held medical device company. He has also served as Chief Financial Officer, Secretary, and Director of Motion Reality, Inc., a motion capture and simulation company, since 1991. From 2012 until 2019, Mr. Thomas served as a director of Novelion Therapeutics, Inc. (formerly QLT, Inc.), a public company focused on rare diseases and was the Chairperson of their Audit and Risk Committee and Nominating and Governance Committee. During the past ten years, Mr. Thomas served as acting Chief Financial Officer for DemeRx, Inc., MRI Interventions, Inc., MiMedx Group, Inc., and DARA BioSciences and as a director of MRI Interventions, Inc. Between 1999 and 2012, Mr. Thomas served as a Trustee and subsequently the Chairman of the Finance Committee of The Walker School, a private school. Mr. Thomas is a Certified Public Accountant and graduated from the University of Virginia, McIntire School of Commerce.

We believe that Mr. Thomas is qualified to serve on our board of directors due to his significant financial and accounting knowledge and experience serving on boards of directors of public companies.

Richard J. Whitley, M.D.

Dr. Whitley has served as a member of our Board since December 2020. Dr. Whitley is the Distinguished Professor, Loeb Scholar Chair in Pediatrics, and Professor of Pediatrics, Microbiology, Medicine and Neurosurgery at the University of Alabama at Birmingham. He is the Co- Director, Division of Pediatric Infectious Diseases; Vice-Chair, Department of Pediatrics; Senior Scientist, Department of Gene Therapy; Director for Drug Discovery and Development; Senior Leader, Comprehensive Cancer Center; Associate Director for Clinical Studies, Center for AIDS Research; and Co- Founder and Co-Director, Alabama Drug Discovery Alliance. Dr. Whitley is responsible for the National Institute of Allergy and Infectious Diseases (NIAID) Collaborative Antiviral Study Group and directs a center for drug discovery in the arena of emerging infections. He is a past President of the International Society of Antiviral Research and the Infectious Diseases Society of America, and currently chairs both the NIAID Recombinant DNA Advisory Council and the NIAID HIV Vaccine Data Safety and Management Board. Dr. Whitley has been a director of Gilead Sciences, Inc. (Nasdaq: GILD) since 2008 and served on Gilead’s Scientific Advisory Board from 2003 to 2008. He is an elected member of the American Society of Clinical Investigation, the Association of American Physicians and an Honorary member of the Irish Academy of Science.

We believe that Dr. Whitely is qualified to serve on our board of directors due to his significant knowledge and experience in the pharmaceutical industry and serving on boards of directors of public companies.

Corporate Governance and Board Matters

Our Board is responsible for the supervision of our overall affairs. Our Board has established three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (the “Nominating Committee”). The Audit Committee, Compensation Committee and Nominating Committee operate under charters adopted by the Board that govern their responsibilities. Copies of each of these charters and our Code of Business Conduct and Ethics can be obtained free of charge from the Company’s website, www.virios.com, or by contacting the Company at the attention of the Secretary at our offices at Virios Therapeutics, Inc., 44 Milton Avenue, Alpharetta, GA 30009. All references to our website address are intended to be inactive textual references only and do not constitute incorporation by reference of the information contained at or available through our website.

Leadership Structure

The Company seeks to maintain an appropriate balance between management and the Board. Our Board does not have a policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer, as from time to time it may be in the best interests of the Company.

Executive Sessions of the Board

The Board meets periodically, and at least annually, in executive session without those directors who are also executive officers of the Company and any other members of management of the Company.

Director Independence

Our Board has determined that John Thomas, David Keefer, Abel De La Rosa and Richard Whitley are independent within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that John Thomas, David Keefer and Abel De La Rosa meet the additional test for independence for audit committee members imposed by SEC regulations and the Nasdaq Stock Market Rules and that David Keefer, Abel De La Rosa and Richard Whitley meet the additional test for independence for compensation committee members imposed by the Nasdaq Stock Market Rules. The Board is responsible for ensuring that independent directors do not have a material relationship with us or any of our affiliates or any of our executive officers or his or her affiliates.

Removal and Appointment of Directors

Our certificate of incorporation and bylaws provide that a director may be removed with or without cause by the holders of at least a majority of the voting power of the shares then entitled to vote at an election of directors. Under such certificate of incorporation and bylaws, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by the vote of a majority of our directors then in office. Furthermore, such certificate of incorporation provides that the authorized number of directors may be changed only by a resolution adopted by the majority of our Board.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks.

Management regularly reports on any potential material risks to the Company at each Board meeting. Management reports regularly to the full Board, which also considers the Company’s risk factors. While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Board Committees

Our Audit Committee consists of Abel De La Rosa, David Keefer and John Thomas, with John Thomas serving as chair. Our Compensation Committee consists of Abel De La Rosa, David Keefer and Richard Whitley, with David Keefer serving as chair. Our Nominating Committee consists of David Keefer and Richard Whitley, with Richard Whitley serving as chair. In compliance with the Nasdaq Stock Market Rules, all of the members of our Audit, Compensation and Nominating Committees are independent.

Audit Committee

The primary purpose of our Audit Committee is to assist the Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our financial statements, and our compliance with legal and regulatory requirements. The functions of our Audit Committee include, among other things:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	coordinating our Board’s oversight of our internal control over financial reporting and disclosure controls and procedures;
•	discussing our risk management policies;
•	meeting independently with our internal auditing staff, if any, registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee is qualified as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act, and has financial sophistication in accordance with the Nasdaq Stock Market Rules. Our Board has determined that John Thomas qualifies as an audit committee financial expert. For the relevant experience of John Thomas that qualifies him as an audit committee financial expert, please see his biographical information under “Nominees for Election to the Board of Directors for a Term Expiring at the 2022 Annual Meeting.”

For information on audit fees, see “Proposal 2: Ratification of Independent Registered Public Accounting Firm.”

Compensation Committee

The primary purpose of our Compensation Committee is to assist our Board in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:

•	reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;
•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” to the extent required; and
•	preparing the annual compensation committee report required by SEC rules, to the extent required.

Nominating Committee

The primary purpose of our Nominating Committee is to assist our Board in promoting the best interests of the Company and our stockholders through the implementation of sound corporate governance principles and practices. The functions of our Nominating Committee include, among other things:

•	identifying nominees for election to the board, consistent with the qualifications and criteria approved by the board;
•	determining the composition of the committees of the board;
•	recommending to the board the director nominees for the annual meeting of stockholders;
•	developing, overseeing and making recommendations to the board regarding our corporate governance guidelines and procedures;
•	establishing and monitoring a process of assessing the board’s effectiveness; and
•	overseeing the evaluation of the board.

While the Nominating Committee does not have a formal diversity policy, the Nominating Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. We believe that the Nominating Committee’s existing nominations process is designed to identify the best possible nominees for the Board, regardless of the nominee’s gender, racial background, religion or ethnicity. The Nominating Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management including our Chief Executive Officer. In addition, the Nominating Committee considers candidates recommended by third parties, including stockholders. The Nominating Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to our Secretary and giving the recommended candidate’s name, biographical data and qualifications. Nominees should have a reputation for integrity, honesty and adherence to high ethical standards, should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, should be willing and able to contribute positively to the decision-making process of the Company, should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees, should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders, should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

Compensation Committee Interlocks and Insider Participation

During 2020 and as of the date of this Proxy Statement, no member of our Compensation Committee has ever been an executive officer or employee of ours and no executive officer of the Company currently serves, or has served during the last completed year, on the board of directors, compensation committee or other committee serving an equivalent function, of any other entity that has one or more officers serving as a member of our Board or Compensation Committee.

Stockholder Communications with the Board

Stockholders who wish to communicate directly with the Board, or with a particular director, may send a letter addressed to our Secretary at Virios Therapeutics, Inc., 44 Milton Avenue, Alpharetta, GA 30009. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder Board Communication” or “Stockholder Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairman of the Board.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics applicable to all of our directors, executive officers and employees. The Code of Business Conduct and Ethics outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. Every director, executive officer and employee is required to read the Code of Business Conduct and Ethics annually. The Nominating Committee of our Board is responsible for overseeing the Code of Business Conduct and Ethics and must approve any waivers of the Code of Business Conduct and Ethics for directors, executive officers or employees. We expect that any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website at www.virios.com.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and to issue a report thereon.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2020 with management and with our independent registered public accounting firm. In addition, the Audit Committee has discussed the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements, with Dixon Hughes Goodman, LLP, our independent registered public accounting firm for the year ended December 31, 2020. The Audit Committee has also received and reviewed the written disclosures and the letter from Dixon Hughes Goodman, LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (which relates to the independent registered public accounting firm’s independence from us) and has discussed with Dixon Hughes Goodman, LLP their independence from us. We also considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Audit Committee:

Abel De La Rosa,

David Keefer,

and
John Thomas, Chair

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 26, 2021 (except where otherwise noted) by:

●	each stockholder known by the Company to own beneficially more than 5% of our common stock.
●	each of our named executive officers (as that term is defined later in this Proxy Statement under the heading “Executive and Director Compensation”);
●	each of our directors; and
●	all directors and executive officers as a group.

Percentage ownership in the following table is based on 8,330,390 shares of common stock outstanding as of April 26, 2021. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any person or group of persons and the percentage ownership of that person or group, shares of common stock that may be acquired within 60 days of April 26, 2021 subject to options or other rights held by such person, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership. These shares are not considered to be outstanding for computing the percentage ownership of any other person. Unless otherwise noted, the address of all listed stockholders is c/o Virios Therapeutics, Inc., 44 Milton Avenue, Alpharetta, GA 30009. To our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Shares Beneficially Owned		% of Shares Outstanding Shares
Richard Burch	440,181	(1)	5.1%
Abel De La Rosa, Ph.D.	—		—
Greg Duncan	455,882	(2)	5.2%
R. Michael Gendreau, M.D., Ph.D.	—		—
Ralph Grosswald	41,621	(3)	*
David Keefer	7,808		*
William L. Pridgen, M.D.	713,262		8.6%
John C. Thomas, Jr.	—		—
Angela Walsh	42,621	(4)	*
Richard J. Whitley, M.D.	—		—
All Executive Officers and Directors as a Group (10 persons)	1,701,375		18.6%
Beneficial Owners of more than 5% of our common stock:
Masters Capital Management, LLC	447,957	(5)	5.4%

*	Denotes beneficial ownership of less than 1%.
(1)	Includes 292,500 shares of common stock issuable upon exercise of stock options, exercisable within 60 days hereof.
(2)	Consists of 435,921 shares of common stock issuable upon exercise of stock options, exercisable within 60 days hereof.
(3)	Consists of 41,621 shares of common stock issuable upon exercise of stock options, exercisable within 60 days hereof.
(4)	Consists of 41,621 shares of common stock issuable upon exercise of stock options, exercisable within 60 days hereof.
(5)	Solely based on the information included in the most recently available Schedule 13G filed with the SEC on February 16, 2021, by Michael Masters, individually and as managing member of Masters Capital Management, LLC. The address for Mr. Masters and Masters Capital Management, LLC is listed in the Schedule 13G as 3060 Peachtree Road, Suite 1425, Atlanta, GA 30305.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages as of the date of this Proxy Statement:

Name	Age	Position
Greg Duncan	56	Chairman and Chief Executive Officer
R. Michael Gendreau, M.D., Ph.D.	65	Chief Medical Officer
Ralph Grosswald	52	Vice President of Operations
Angela Walsh	55	Senior Vice President of Finance

Greg Duncan — For biographical information of Greg Duncan, see “Board of Directors.”

R. Michael Gendreau, M.D., Ph.D. has been our Chief Medical Officer since January 2021 and prior to that was acting Chief Medical Officer since 2012 under his healthcare biotechnology firm, Gendreau Consulting, LLC. Dr. Gendreau received his B.S. in chemistry from Ohio University and his M.D./Ph.D. in medicine and pharmacology from The Ohio State University College of Medicine. Before starting his own consulting firm, R. Michael Gendreau worked at Cypress Bioscience, Inc. from 1995 to 2011. During that time, he held various positions including Vice President of Research and Development and Chief Medical Officer. Before joining Cypress Bioscience, Inc., Dr. Gendreau was Vice President of Research and Development and Chief Medical Officer for MicroProbe Corporation, a developer and manufacturer of DNA/RNA probe- based diagnostic products.

Ralph Grosswald has served as our Vice President of Operations since April 1, 2020. Mr. Grosswald brings 25 years of experience developing innovative drugs and medical devices to our leadership team. Prior to joining Virios, Mr. Grosswald was the Vice President of Operations at Celtaxsys, Inc. from August 2005 to March 2020 where he managed operations, nonclinical development and clinical trials of acebilustat for the treatment of cystic fibrosis. Prior to that, Mr. Grosswald started GMP Companies, Inc. where he managed development programs of the first ever Microinvasive Glaucoma Shunt and the LifeSync Wireless ECG from 1999 to 2005. Before joining GMP, from 1997 to 1999, he was the Director of Outcomes Research for the National Healthcare Network, a cardiovascular centers of excellence managed care network partnered with the Duke Clinical Research Institute. Mr. Grosswald began his career as a clinical trial coordinator for both interventional cardiology and cardiothoracic surgery studies at the Emory University School of Medicine from 1990 to 1997. Mr. Grosswald holds a Bachelor of Arts and a Master of Public Health degree from Emory University.

Angela Walsh has served as the Senior Vice President of Finance since January 1, 2021 and prior to that Ms. Walsh was our Vice President of Finance since April 1, 2020. Prior to joining Virios, from March 2016 to March 2020, Ms. Walsh was the Vice President of Finance for Celtaxsys, Inc., a privately held biotech company focused on developing anti-inflammatory medicines for rare diseases such as Cystic Fibrosis, where she oversaw and managed the company’s financial and accounting activities. Prior to that, from 2015 to 2016, Ms. Walsh was a partner at Vennskap, LLC and from 2014 to 2015 was the CFO for Green Circle Bio Energy, a startup renewable energy company, where she was part of the executive team that executed a successful acquisition by Enviva Partners, LP. From 2011 to 2014, she was the CFO at Atlanco, a tactical apparel company, and from 2006 to 2011, she held various positions at Altea Therapeutics, Inc., a biotech transdermal patch and medical device company, the last of which was Vice President of Finance. From 2003 to 2006, she worked for Russell Corporation where she held various positions the last of which was the Controller for Huffy Sports. During her tenure, Ms. Walsh has participated in numerous capital market transactions including mergers and acquisitions, debt offerings and filing of S-1s for initial public offerings. Ms. Walsh began her accounting career with Arthur Anderson, LLP as an auditor and is a Certified Public Accountant in both Georgia and North Carolina. Ms. Walsh holds a Bachelor of Science in Accounting from Wake Forest University.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
William L. Pridgen, M.D. (1)	2020	87,500	2,336,880	—	—	—	2,424,380
Founder and Chief Executive Officer	2019	350,000	—	—	—	—	350,000
Richard Burch (2)	2020	292,426	200,000	1,987,830	175,000	—	2,655,256
President	2019	350,000	—	—	—	—	350,000
Greg Duncan (3)	2020	375,000	—	2,889,851	250,000	26,943	3,541,794
Chief Executive Officer	2019	—	—	—	—	—	—
Angela Walsh (4)	2020	146,250	—	275,918	58,500		480,668
Vice President of Finance	2019	—	—	—	—	—	—
Ralph Grosswald (5)	2020	146,250	—	275,918	39,000		461,168
Vice President of Operations	2019	—	—	—	—	—	—

(1)	Dr. Pridgen was our Chief Executive Officer until the appointment of Mr. Duncan on April 1, 2020.
(2)	Mr. Burch was our President until the Company’s corporate conversion into a Delaware corporation on December 16, 2020 in connection with our initial public offering (“IPO”).
(3)	Mr. Duncan became our Chief Executive Officer on April 1, 2020. Other compensation includes reimbursement of medical benefits for 2020 per Mr. Duncan’s employment agreement.
(4)	Ms. Walsh became our Vice President of Finance on April 1, 2020.
(5)	Mr. Grosswald became our Vice President of Operations on April 1, 2020.

Employment Agreements

We have entered into employment agreements with our executive officers, which include provisions regarding post termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group. The following summaries of the employment agreements are qualified in their entirety by reference to the text of the employment agreements, as amended, which are filed as exhibits to our Annual Report on Form 10-K.

Pridgen Agreement

On July 15, 2020, we entered into an agreement with Dr. Pridgen for the payment and satisfaction of salary accrued and owed to Dr. Pridgen as of that date in the amount of $549,046 which was partially offset by a salary advance of $100,000 paid to Dr. Pridgen in 2014 and 2015. Prior to the pricing of the IPO, the Company issued membership interest for repayment of $336,880 of the accrued salary. The remaining balance of $212,166 less the salary advance of $100,000 was paid in cash in January 2021.

Burch Employment Agreement

On March 3, 2015, we entered into an employment agreement with Mr. Burch setting forth the terms of his employment as our President. Pursuant to the agreement, Mr. Burch is entitled to an annual base salary of $350,000, which amount is subject to annual review by and at the sole discretion of our board of directors or the compensation committee.

The employment agreement has a term commencing on the date thereof and continuing until terminated (i) upon death of the employee, (ii) upon disability, (iii) for cause, (iv) with good reason or without cause, or (v) voluntarily. The employment agreement also contains, among other things, the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) paid vacation leave; and (iii) health benefits.

Mr. Burch is also entitled to receive cash and in-kind bonuses in connection with an incentive event (as defined in the employment agreement). Mr. Burch is entitled to receive a certain percentage (the “Incentive Event Payment”) of the gross amount of cash, cash-like items, or publicly tradeable stock in the event of: (i) a successful and closed sale or license of a pharmaceutical product, compound, molecule, composition, or other property developed by the Company; (ii) a sale of (1) all or substantially all the assets of the Company; (2) a majority of the equity interests of the Company; or (3) a majority of the equity interests of the Company such that the Company is no longer controlled directly or indirectly by Dr. William Pridgen; or (iii) a merger or consolidation of the Company. Upon the termination of Mr. Burch’s employment without cause, death, disability or by Mr. Burch for good reason, Mr. Burch is entitled to receive a portion of the Incentive Event Payments called for in the employment agreement prorated for the term of Mr. Burch’s employment beginning on the effective date of the employment agreement and ending on the date such Incentive Event Payment is earned.

On August 22, 2020, the Company amended Mr. Burch’s employment agreement to provide for an equity bonus in the form of non-qualified stock options upon the completion of an IPO, in lieu of cash and in-kind bonuses that were provided for in his original employment agreement. In addition to the equity bonus, Mr. Burch shall participate in the Company’s executive bonus program alongside and to the same extent the other executives are awarded and paid such bonuses at a target rate of 50% of his base salary. A previously paid bonus advance of $150,000 offset the equity bonus options granted. The Company also owed the President accrued salary in the amount of $466,667. Mr. Burch was issued members interest for repayment of $200,000 of accrued salary just prior to the pricing of the IPO on December 16, 2020. The remaining balance of $266,667 was paid in January 2021. Upon the pricing of the Company’s IPO, the President resigned and was appointed to the Company’s board of directors.

Duncan Employment Agreement

We entered into an employment agreement with Mr. Duncan dated effective as of April 5, 2020. Under the employment agreement, we agreed to pay him an annual base salary of $500,000 and an annual cash bonus with a target amount of no less than 50% of the base salary based upon objectives established annually by the Board.

The employment agreement has a term commencing on the date thereof and continuing until terminated (i) upon death of the employee (ii) upon disability, (iii) for cause, (iv) with good reason or without cause, or (v) voluntarily. The employment agreement also contains, among other things, the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) paid vacation leave; (iii) health benefits; and (iv) a severance payment equal to twelve (12) months of base salary and a prorated portion of the applicable cash bonus upon termination by Mr. Duncan for Good Reason or by the Company without Cause (as defined in the agreement), with restrictive covenants applicable for a corresponding period after termination.

In the event Mr. Duncan is terminated six months prior to, or two years after, a Change of Control (as defined in the agreement) by the Company for any reason other than Cause or by Mr. Duncan for Good Reason, then Mr. Duncan shall be entitled to receive a cash payment equal to 1.5 times his then-current annual base salary, plus 1.5 times his cash bonus for the year in which the termination occurs. Such payment shall be in lieu of the severance payment described above.

Pursuant to the employment agreement, upon the closing of an IPO, Mr. Duncan is entitled to receive a grant of stock options equal to 5% of the outstanding shares of common stock outstanding immediately after the closing of the offering at an exercise price equal to the price per share of common stock in the offering. The options will be immediately vested and exercisable and will terminate 10 years after the closing date of the offering.

Gendreau Employment Agreement

On September 10, 2020, we entered into an employment agreement with Dr. Gendreau setting forth the terms of his employment as our Chief Medical Officer, commencing fifteen days after the Company converts into a Delaware Corporation in connection with its IPO. Pursuant to the agreement, Dr. Gendreau is entitled to an annual base salary of $325,000, which amount is subject to annual review by and at the sole discretion of our board of directors or the compensation committee. Dr. Gendreau is eligible to receive an annual cash bonus equal with a target amount on no less than 35% of his then-current base salary, provided that he achieves performance targets determined by the board of directors or the compensation committee.

The employment agreement has a term commencing on January 1, 2021 (the “Commencement Date”) and continuing until terminated (i) upon death of the employee, (ii) upon disability, (iii) for cause, (iv) with good reason or without cause, or (v) voluntarily. The employment agreement also contains, among other things, the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) paid vacation leave; (iii) health benefits; and (iv) a severance payment equal to three (3) months of base salary and a prorated portion of the applicable cash bonus upon termination by Dr. Gendreau for Good Reason or by the Company without Cause (as defined in the agreement), with restrictive covenants applicable for a corresponding period after termination.

In the event Mr. Gendreau is terminated six months prior to or two years after a change of control (as defined in the agreement) by the Company for any reason other than Cause or by Mr. Gendreau for good reason, then Mr. Gendreau shall be entitled to receive a cash payment equal to 1.0 times his then- current annual base salary, plus 1.0 times his cash bonus for the year in which the termination occurs. Such payment shall be in lieu of the severance payment described above.

Pursuant to the employment agreement, upon the Commencement date, Dr. Gendreau is entitled to receive a grant of stock options equal to 0.5% of the outstanding shares of common stock outstanding as of the date of grant. Thirty-three and 1/3 percent (33.333%) of options shall vest and become exercisable on the first anniversary of the Commencement date provided Dr. Gendreau continues to be employed at such time. Thereafter, the remaining sixty-six and 2/3 percent (66.667%) of the options shall vest and become exercisable in 24 equal monthly installments (at the end of each successive one-month period) following the first anniversary of the Commencement Date, provided Dr. Gendreau continues to be employed on each vesting date. In the case of a change in control event, the options shall be treated as immediately and full vested. The options terminate 10 years after the Commencement Date.

Walsh Employment Agreement

On April 5, 2020, we entered into an employment agreement with Ms. Walsh setting forth the terms of her employment as our Vice President of Finance. Pursuant to the agreement, Ms. Walsh is entitled to an annual base salary of $195,000, which amount is subject to annual review by and at the sole discretion of our board of directors or the compensation committee. Ms. Walsh is eligible to receive an annual cash bonus with a target amount of no less than 20% of her then-current base salary, provided that she achieves performance targets determined by the board of directors or the compensation committee.

The employment agreement has a term commencing on the date thereof and continuing until terminated (i) upon death of the employee, (ii) upon disability, (iii) for cause, (iv) with good reason or without cause, or (v) voluntarily. The employment agreement also contains, among other things, the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with her employment; (ii) paid vacation leave; (iii) health benefits; and (iv) a severance payment equal to twelve (12) months of base salary and a prorated portion of the applicable cash bonus upon termination by Ms. Walsh for good reason or by the Company without Cause (as defined in the agreement), with restrictive covenants applicable for a corresponding period after termination.

In the event Ms. Walsh is terminated six months prior to or two years after a change of control (as defined in the agreement) by the Company for any reason other than cause or by Ms. Walsh for good reason, then Ms. Walsh shall be entitled to receive a cash payment equal to 1.0 times her then-current annual base salary, plus 1.0 times her cash bonus for the year in which the termination occurs. Such payment shall be in lieu of the severance payment described above.

Pursuant to the employment agreement, upon the closing of an IPO, Ms. Walsh is entitled to receive a grant of stock options equal to 0.5% of the outstanding shares of common stock outstanding immediately after the closing of the offering at an exercise price equal to the price per share of common stock in the offering. The options will be immediately vested and exercisable and will terminate 10 years after the closing date of the offering.

Grosswald Employment Agreement

On April 5, 2020, we entered into an employment agreement with Mr. Grosswald setting forth the terms of his employment as our Vice President of Operations. Pursuant to the agreement, Mr. Grosswald is entitled to an annual base salary of $195,000, which amount is subject to annual review by and at the sole discretion of our board of directors or the compensation committee. Mr. Grosswald is eligible to receive an annual cash bonus with a target amount of no less than 20% of his then-current base salary, provided that he achieves performance targets determined by the board of directors or the compensation committee.

The employment agreement has a term commencing on the date thereof and continuing until terminated (i) upon death of the employee, (ii) upon disability, (iii) for cause, (iv) with good reason or without cause, or (v) voluntarily. The employment agreement also contains, among other things, the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment; (ii) paid vacation leave; (iii) health benefits; and (iv) a severance payment equal to twelve (12) months of base salary and a prorated portion of the applicable cash bonus upon termination by Mr. Grosswald for Good Reason or by the Company without Cause (as defined in the agreement), with restrictive covenants applicable for a corresponding period after termination.

In the event Mr. Grosswald is terminated six months prior to or two years after a Change of Control (as defined in the agreement) by the Company for any reason other than Cause or by Mr. Grosswald for Good Reason, then Mr. Grosswald shall be entitled to receive a cash payment equal to 1.0 times his then-current annual base salary, plus 1.0 times his cash bonus for the year in which the termination occurs. Such payment shall be in lieu of the severance payment described above.

Pursuant to the employment agreement, upon the closing the IPO, Mr. Grosswald received a grant of stock options equal to 0.5% of the outstanding shares of common stock outstanding immediately after the closing of the offering at an exercise price equal to the price per share of common stock in the offering. The options will be immediately vested and exercisable and will terminate 10 years after the closing date of the offering.

Non-equity Incentive Plan Compensation

Beginning in 2020, all of our executive officers were eligible to receive performance-based bonuses. The actual performance-based annual bonus paid is calculated by multiplying the executive’s annual base salary by the target bonus percentage and the percentage attainment of the corporate goals and objectives established by the Compensation Committee each year. However, the Compensation Committee is not required to calculate bonuses in this manner and retains discretion in the amounts it awards and the factors it takes into consideration in determining bonus amounts. At the end of the year, the Compensation Committee reviews performance of each executive officer against their respective goals and objectives and approves the extent to which such executive officer achieved each of such goals and objectives, and, for each executive officer, the amount of the bonus awarded.

For 2020, bonuses were awarded based on our achievement of specified corporate goals, including the preparation of and confidential filing of the Form S-1 Registration Statement, successful closing of our IPO with full exercise of the overallotment and the Phase 2b clinical trial design and formulation development. Based on the level of achievement, our Compensation Committee awarded each named executive 100% of the target bonus for 2020. In addition, Ms. Walsh was awarded an amount above her target bonus for certain financial objectives that were assigned to her in 2020. These actual bonus amounts are reflected in the “Nonequity Incentive Plan Compensation” column of the Summary Compensation Table above.

Our named executive officers did not receive performance-based bonuses for 2019.

Equity Compensation

Upon the pricing of our IPO on December 16, 2020, our 2020 Equity Incentive Plan (the “Plan”) became effective. The Plan provides for grants of stock options, stock awards and other equity-based awards. Our directors, officers and consultants are eligible to receive grants under the Plan.

The purpose of the Plan is to encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

Administration. The Plan is administered by the Board or a committee appointed by the Board. The Board has the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

Available shares. The aggregate number of shares of our common stock that may be issued pursuant to awards under the Plan is 812,500 shares. If grants of stock options or stock awards under the Plan are canceled or forfeited, the shares subject to such grants will again be available under the Plan. The maximum aggregate number of shares that may be subject to grants to any individual in any calendar year is 500,000 shares.

If there is any change in the number or kind of shares of our stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding stock as a class without the receipt of consideration, or if the value of outstanding shares of our stock is substantially reduced as a result of a spinoff or our payment of an extraordinary dividend or distribution, the maximum number of shares of our stock available for grants under the Plan, the maximum number of shares of our stock that any individual participating in this Plan may be granted in any year, the number of shares covered by outstanding grants, the kind of shares issued under this Plan, and the price per share of such grants shall be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of our stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

Eligibility for participation. Members of our Board, as well as employees of, and consultants and advisors to, us will be eligible to receive awards under the Plan.

Award agreements. Awards granted under the Plan are evidenced by award agreements, which need not be identical, and that provide additional terms, conditions, restrictions or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a Change in Control (as defined in the Plan) or conditions regarding the participant’s employment, as determined by the committee.

Stock options. The committee may grant nonqualified stock options to any individuals eligible to participate in the Plan and incentive stock options to purchase shares of our common stock only to eligible employees. The committee will determine: (i) the number of shares of our common stock subject to each option; (ii) the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a 10.0% or greater stockholder; (iii) the exercise price; (iv) the vesting schedule, if any and (v) the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a 10.0% or greater stockholder, 110.0% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the committee at the time of grant and the exercisability of such options may be accelerated by the committee.

Stock awards. The Board may issue shares of our stock to an employee, non-employee director or advisor under a stock award, upon such terms as the Board deems appropriate. Shares of our stock issued pursuant to stock awards may be issued for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on stock awards shall lapse over a period of time or according to such other criteria as the Board deems appropriate.

Change in control. Upon a change of control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), the Board may take any of the following actions with respect to any or all outstanding grants: the Board may (i) determine that outstanding options shall accelerate and become exercisable, or stock awards shall vest and be payable, in whole or in part, (ii) determine that all outstanding options that are not exercised shall be assumed by, or replaced with comparable options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding stock awards shall be converted to stock awards of the surviving corporation (or a parent or subsidiary of the surviving corporation), (iii) require that grantees surrender their outstanding options in exchange for payment by us, in cash or stock as determined by the Board, in an amount equal to the amount by which the then fair market value of the shares of our stock subject to the grantee’s unexercised options exceeds the exercise price of the options, or (iv) after giving grantees an opportunity to exercise their outstanding options, terminate any or all unexercised options at such time as the Board deems appropriate. Such assumption, surrender or termination shall take place as of the date of the change of control or such other date as the Board may specify.

As used in the Plan, a “Change of Control” shall mean:

●	any acquisition, directly or indirectly, by a person of beneficial ownership of our voting securities representing more than 50% of the voting power of our then outstanding securities; provided, however, that, no Change of Control shall be deemed to occur by reason of (i) a transaction in which we become a subsidiary of another corporation and in which our stockholders will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes in the election of directors, or (ii) the acquisition of shares of our capital stock by an investor in us in a capital-raising transaction;
●	any merger or consolidation with another corporation where our stockholders will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors;
●	any sale or other disposition of all or substantially all of our assets; or
●	a complete liquidation or dissolution of us.

Amendment and termination. Notwithstanding any other provision of the Plan, our Board may at any time amend any or all of the provisions of the Plan. The term of the Plan is 10 years, unless earlier terminated by the Board or extended by the Board with the approval of the stockholders.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Greg Duncan	12/21/2020	435,921	—	$10.00	12/21/2030
Angela Walsh	12/21/2020	41,621	—	10.00	12/21/2030
Ralph Grosswald	12/21/2020	41,621	—	10.00	12/21/2030

Compensation of Directors

Directors who are also our employees do not receive compensation for their service on our Board. During 2020, our non-employee directors received $2,500 per quarter for their service on our Board and no equity awards were granted.

Following our IPO, the Board adjusted the compensation plan for our non-employee directors. Accordingly, for 2021, each non-employee director will receive a cash retainer for the first quarter of 2021 of $7,500 and $8,750 for each quarter thereafter. In addition, the Chairperson of the Audit Committee, Compensation Committee and Nominating Committee will receive additional annual cash compensation of $15,000, $10,000 and $8,000, respectively; and the other members of such committees will receive additional annual cash compensation of $7,500, $5,000 and $4,000, respectively. On the date of the Annual Meeting, each existing non-employee director will be granted an option to purchase 7,875 shares of our common stock, vesting in monthly increments for a period of one year. The exercise price of such options will be equal to the closing price of our common stock on the date of the Annual Meeting. Beginning with the 2022 Annual Meeting, each non-employee director will be granted an option to purchase 5,250 shares of our common stock that will vest in full after one year.

The following table sets forth information concerning compensation for services rendered by our directors in 2020:

Name	Fees Earned or Paid in Cash ($)	Total Compensation ($)
Robert Buchalter (1)	10,000	10,000
Richard Burch	—	—
Abel De La Rosa, Ph.D.	—	—
Greg Duncan	2,500	2,500
David Keefer	10,000	10,000
William L. Pridgen, M.D.	7,500	7,500
John C. Thomas, Jr.	—	—
Richard J. Whitley, M.D.	—	—
Robert Young (1)	10,000	10,000

(1)Resigned as a director on December 16, 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2019, there have been no transactions, to which we have been a party, in which the amount involved in the transaction or series of related transactions exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5.0% of our common stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than employment, compensation, termination, indemnification and change in control arrangements with our named executive officers, which are described under “Executive and Director Compensation.”

Equity Interest Grants

On July 17, 2020, our Board approved the issuance of 0.5% membership interest to Dr. Pridgen in consideration for his services to date.

On August 19, 2020, our Board approved the acceleration of the issuance of a 4.5% membership interest to Dr. Pridgen that was contemplated in the Virios Therapeutics Operating Agreement.

We have not adopted a formal policy that covers the review and approval of other related person transactions by our Board. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. Our Audit Committee also has the responsibility to review significant conflicts of interest involving directors or executive officers.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board consists of a number of members as established by resolution adopted by the Board. The number of directors that presently constitute the entire Board is seven (7). The Board has nominated Greg Duncan, Richard Burch, Abel De La Rosa, Ph.D., David Keefer, William Pridgen, M.D., John C. Thomas, Jr. and Richard Whitley, M.D. for election as directors at the Annual Meeting. Upon the adjournment of our 2021 Annual Meeting of Stockholders, the Board will be composed of seven directors, whose term expires on the election and qualification of successor directors at our next annual meeting of stockholders or until his or her earlier death, removal or resignation. All of the nominees recommended by the Board are currently serving as directors, and each nominee has consented to serve as a nominee for election to the Board, to being named in this Proxy Statement and, if elected by our stockholders, to serve as members of the Board until our next annual meeting.

Listed above under the caption “Board of Directors” are the names and biographical information of Greg Duncan, Richard Burch, Abel De La Rosa, Ph.D., David Keefer, William Pridgen, M.D., John C. Thomas, Jr. and Richard Whitley, M.D., the seven nominees for director. The persons designated as proxies in the accompanying proxy card intend to vote “FOR” such nominees, unless a contrary instruction is indicated on the proxy card. If for any reason any nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board, if any person is so nominated. The nominees are currently directors and have consented to be named and have agreed to serve, if elected.

Recommendation of the Board

The Board recommends a vote “FOR” the election of Greg Duncan, Richard Burch, Abel De La Rosa, Ph.D., David Keefer, William Pridgen, M.D., John C. Thomas, Jr. and Richard Whitley, M.D. to the Board as directors.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dixon Hughes Goodman, LLP audited our financial statements as of and for the years ended December 31, 2019 and 2020. The Audit Committee of our Board has selected Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. We are submitting our selection of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. We expect that one or more representatives of Dixon Hughes Goodman, LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace Dixon Hughes Goodman, LLP as our independent registered public accounting firm, and the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. Notwithstanding the outcome of the vote by the stockholders of the Company, the Audit Committee is not bound to retain the independent registered public accounting firm or to replace the independent registered public accounting firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the independent registered public accounting firm to be in the best interests of the Company.

Dixon Hughes Goodman, LLP were initially appointed as our independent public accounting firm in 2020 to audit the financial statements as of December 31, 2019 and 2018 and for each of the two years then-ended. The following table presents fees for professional services by Dixon Hughes Goodman, LLP for the audit of our financial statements for fiscal years 2019 and 2018 and fees billed for audit-related services, tax services and all other services for fiscal years 2020 and 2019.

Fee Category:	2020	2019
Audit Fees	$214,047	$—
Audit-Related Fees	—
Tax Fees	—	—
All Other Fees	70,485	—
Total Fees	$284,532	$—

Audit Fees: Consists of fees billed for professional services rendered in connection with quarterly review work of $39,797, 2019 audit work of $85,000 for assurance services provided prior to the Company’s Form S-1 filing and $89,250 for the audit of our financial statements as of and for the years ended December 31, 2020 and 2019.

All Other Fees: Consists of fees associated with the Company’s filings in connection with the IPO.

All of the above services were approved by the Audit Committee or the Board of Directors for work prior to December 16, 2020.

In accordance with the Sarbanes-Oxley Act of 2002, as amended, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our independent registered public accounting firm for such services.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the selection of Dixon Hughes Goodman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2022

ANNUAL MEETING OF STOCKHOLDERS

Stockholders intending to present proposals at our Annual Meeting of Stockholders to be held in 2022 and intending to have such proposals included in our next proxy statement must send their proposals to our Secretary, in writing, at Virios Therapeutics, Inc., 44 Milton Avenue, Alpharetta, GA 30009, pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2022 Annual Meeting of Stockholders and must be received by us not later than January 30, 2022. If, however, the date of our 2022 Annual Meeting of Stockholders will be on or before May 23, 2022 or on or after July 22, 2022, then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at our 2022 Annual Meeting will not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

In addition, under our bylaws, a stockholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that a nomination for director nominee(s) and/or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to our Secretary at our offices at Virios Therapeutics, Inc., 44 Milton Avenue, Alpharetta, GA 30009. We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2022 Annual Meeting:

●	no later than January 30, 2022; or
●	if the 2022 Annual Meeting will be held be on or before May 23, 2022 or on or after July 22, 2022, then no earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to the 2021 Annual Meeting and (B) the 10th day following the day on which notice of the date of the 2021 Annual Meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that our Board, or such person or persons requested by a majority of our Board to call special meetings, has determined that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that our Board, or such person or persons requested by a majority of our Board to call special meetings, as the case may be, has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Any such notice must include all of the information required to be in such notice pursuant to our bylaws filed with the SEC.

ANNUAL REPORT

A copy of our Annual Report is available to our stockholders with this Proxy Statement as described in the Notice of Internet Availability of Proxy Materials. A paper copy can be requested at no charge by following the instructions in the Notice of Internet Availability of Proxy Materials.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such documents to you if you write or call our Secretary, at Virios Therapeutics, Inc., 44 Milton Avenue, Alpharetta, GA 30009; telephone: 866-620-8655.

If you want to receive separate copies of our Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our Secretary, in writing, at the address listed above.

By Order of the Board of Directors,
/s/ Greg Duncan
Greg Duncan
Chairman and Chief Executive Officer

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 21, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VIRIOS THERAPEUTICS, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 During The Meeting - Go to www.virtualshareholdermeeting.com/VIRI2021 You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 21, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D51904-P56564 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VIRIOS THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! 1. Electing seven persons to the Board to serve until the 2022 annual meeting and until their successors are duly elected and qualified; Nominees: 01) Richard Burch 02) Abel De La Rosa, Ph.D. 03) Greg Duncan 04) David Keefer 05) William L. Pridgen, M.D. 06) John C. Thomas, Jr. 07) Richard J. Whitley, M.D. For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. Ratifying the selection of Dixon Hughes Goodman, LLP as the Company’s independent accounting firm for 2021. NOTE: In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the annual meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D51905-P56564 VIRIOS THERAPEUTICS, INC. Annual Meeting of Shareholders June 22, 2021 11:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Virios Therapeutics, Inc. hereby appoints Greg Duncan and Angela Walsh and each of them, with full power of substitution, as proxies to vote the shares of stock which the undersigned could vote if personally present at the 2021 Annual Meeting of Stockholders of Virios Therapeutics, Inc. to be held virtually via the internet at www.virtualshareholdermeeting.com/VIRI2021 on June 22, 2021, at 11:00 a.m. Eastern Time, and at any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. When properly executed, this proxy will be voted in the manner directed herein. On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors. If no direction is made, this proxy will be voted “FOR” each of the nominees listed in Proposal 1 and “FOR” Proposal 2. Continued and to be signed on reverse side.